FORM 8-K  3
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USV
USA Video Interactive Corp.


MYSTIC,  CONNECTICUT,  DECEMBER  12, 2001  - USA Video Interactive Corp. (OTCBB:
USVO;  CDNX:  US;  BSE/Frankfurt:  USF;  www.usvo.com)  today announced that EMC
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Corporation (NYSE: EMC), the world leader in information storage, has recognized
USVO  as  an  EMC  Proven(TM)  E-Infostructure(TM)  certified  company.

The EMC Proven program identifies businesses that have employed best practices for enterprise storage and information systems. The certification signifies that a company has implemented an IT infrastructure able to support the operational needs of brick and mortar companies and Internet-based businesses or services. Customers of and investors in EMC Proven companies have confidence in knowing that the necessary enterprise storage resources have been implemented to operate at peak efficiency, adapt to a constantly changing business climate, and easily manage growth.

USVO has uniquely adapted an EMC information storage solution to the requirements of rich media delivery over the Internet. Within the StreamHQ(TM) infrastructure, an EMC Symmetrix(R) Enterprise Storage system is used to store all of the transactional and asset management data associated with client Zmail campaigns or other media delivery projects. Furthermore, the Symmetrix system stores encoded rich media files and, via fiber connectivity to the StreamHQ(TM) streaming servers, delivers this content to the Internet with maximum efficiency and minimum latency.

"Storage is an essential element of our end-to-end StreamHQ(TM) services offering," said Robert Smith, Chief Operating Officer of USVO. "Considering the investment our clients make in their marketing, corporate communications, or customer service media campaigns, reliability and security of storage for their intellectual property is assumed. Expanding our relationship with EMC by meeting the stringent criteria of their Proven program provides these clients with the confidence that their valuable media content and data is readily accessible and resides within a secure environment."

"With an EMC Proven E-Infostructure, USVO can offer its customers the highest levels of information availability," said Chuck Hollis, Vice President of Markets and Products at EMC. "The EMC Proven program is a standard upon which investors and customers can measure commitment to future success and the promise of customer satisfaction."

ABOUT  STREAMHQ(TM)
StreamHQ(TM) introduces unprecedented technological and business advantages to Internet media users by providing media delivery solutions customized to specific markets. Value-added features such as detailed user transaction tracking and viewer authentication/entitlement, combined with superior security of client content and data, set StreamHQ(TM) apart from competing services. StreamHQ(TM) serves a wide variety of business models and delivers a range of revenue-producing and cost-saving rich media applications such as Zmail, which can fit the business goals and budgets of almost any organization. StreamHQ(TM) services can also be seamlessly integrated into any existing corporate web property, making it easy to add the power of rich media to any site and measure the results. Finally, StreamHQ(TM) is a scalable and customizable streaming, web, and data management architecture that can be designed, built, and delivered as a turnkey enterprise-level media delivery platform.


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                                                                     FORM 8-K  4
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ABOUT  USA  VIDEO  INTERACTIVE
USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The company has developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added media delivery services. StreamHQ(TM) facilitates the transmission of digitized and compressed video to the user's desktop via multiple modes that take advantage of available connectivity. While competitors take a "one-size-fits-all" streaming approach, StreamHQ(TM) brings unique value propositions to individual vertical markets with functionality designed specifically for those markets. Beyond high quality media delivery, USVO gives its customers media asset management tools and information that provide accountability and return on investment (ROI) for their streaming expenditures. USVO has created Zmail, which uses StreamHQ(TM) to deliver rich media emails for advertising, marketing, corporate communications, and customer service applications. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy, and has a similar patent pending in Japan. For more information, visit www.usvo.com.
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USA VIDEO INTERACTIVE Corporate Headquarters Office: 70 Essex Street; Mystic, CT
06355; (800) 625-2200; (860) 572-1560.  Canada Office: 837 West Hastings Street;
Suite #507; Vancouver, B.C. V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on The Canadian Venture Exchange: US; Trading Symbol on the Berlin and Frankfurt Stock Exchanges: USF. Standard & Poors Listed. CUSIP 902924208. The Canadian Venture Exchange (CDNX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact: Kevin Yorio, 860-572-1560; info@usvo.com
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EMC  and  Symmetrix are registered trademarks and EMC Proven and E-Infostructure
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are  trademarks  of  EMC  Corporation
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This  press  release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.


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